   As filed with the Securities and Exchange Commission on September 30, 1997

                                                      Registration No. 333-26233

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                                _______________
                        POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                _______________

                          MARKWEST HYDROCARBON, INC.
            (Exact name of registrant as specified in its charter)



         DELAWARE                          4924                   84-1352233
  (State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                          5613 DTC PARKWAY,  SUITE 400
                           ENGLEWOOD, COLORADO 80111
                                 (303) 290-8700
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                _______________

                               BRIAN T. O'NEILL
               SENIOR VICE PRESIDENT AND CHIEF OPERATING OFFICER
                          MARKWEST HYDROCARBON, INC.
                          5613 DTC PARKWAY, SUITE 400
                           ENGLEWOOD, COLORADO 80111
                                (303) 290-8700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                _______________

                         COPIES OF COMMUNICATIONS TO:
                            GEORGE A. HAGERTY, ESQ.
                             DORSEY & WHITNEY LLP
                       REPUBLIC PLAZA BLDG., SUITE 4400
                            DENVER, COLORADO 80202
                                (303) 629-3400
                                _______________

     Approximate date of commencement of proposed sale to the public:

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]

================================================================================

                Deregistration of Unsold Shares of Common Stock
                -----------------------------------------------


     Pursuant to Post-Effective Amendment No. 1 ("Post-Effective Amendment No. 1") to the Company's Registration Statement on Form S-1 (File No. 333-26233) (the "Registration Statement"), MarkWest Hydrocarbon, Inc. (the "Company") deregistered the remaining shares of the Company's Common Stock which were registered with the Securities and Exchange Commission pursuant to the Registration Statement and which were not sold pursuant to such Registration Statement. As disclosed in such Registration Statement, the Company agreed to file and maintain a shelf registration statement relating to the Shares registered thereby in order to permit certain stockholders to resell such shares from time to time during a period of at least 60 days from April 30, 1997, the date of the Prospectus. Such shares were deregistered because said 60-day period, as extended in the sole discretion of the Company, had elapsed. Post-Effective Amendment No. 1 incorrectly indicated that the number of unsold shares
deregistered as a result of Post-Effective Amendment No. 1 was 45,703.   The
correct number of unsold shares to be deregistered as a result of Post-Effective Amendment No. 1 was 46,703. Accordingly, to the extent that any shares registered by the Registration Statement were not deregistered as a result of Post-Effective Amendment No. 1, the Company hereby deregisters such shares pursuant to this Post-Effective Amendment No. 2.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 30, 1997.

                                    MARKWEST HYDROCARBON, INC.



                                    By:  /s/ John M. Fox
                                         -----------------------------------
                                         John M. Fox
                                         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on September 30, 1997.

            SIGNATURE                                 TITLE
            ---------                                 -----


/s/ John M. Fox                                    President and
------------------------------------          Chief Executive Officer
John M. Fox                                (Principal Executive Officer)


/s/ Brian T. O'Neill                          Senior Vice President, and
------------------------------------            Chief Operating Officer
Brian T. O'Neill


/s/ Gerald A. Tywoniuk                         Vice President of Finance
------------------------------------          and Chief Financial Officer
Gerald A. Tywoniuk                             (Principal Financial and
                                                   Accounting Officer)

             *                          Senior Vice President of Engineering and
------------------------------------               Project Management
Arthur J. Denney


             *                                         Director
------------------------------------
Norman H. Foster

             *                                         Director
------------------------------------
Barry W. Spector


             *                                         Director
------------------------------------
David R. Whitney


*By:  /s/ Brian T. O'Neill
      ------------------------------
      Brian T. O'Neill, Attorney-in-Fact